                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

--------------------------------------------------------------------------------
                              SWIFT ENERGY COMPANY
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

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     (4) Date Filed:

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
                              SWIFT ENERGY COMPANY
                        16825 NORTHCHASE DRIVE, SUITE 400
                              HOUSTON, TEXAS 77060
                                 (281) 874-2700


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 9, 2000

         Notice is hereby given that the annual meeting of shareholders of SWIFT ENERGY COMPANY (the "Company") will be held at Hotel Sofitel, 425 North Sam Houston Parkway East, Houston, Texas, on Tuesday, May 9, 2000 at 4:00 p.m. Houston time for the following purposes:

         1. To elect two members of Class I of the board of directors to serve for the terms specified in the attached Proxy Statement or until their successors are elected and qualified; and

         2. To consider and act upon such other business as may properly be presented at the meeting or any adjournment thereof.

         A record of shareholders has been taken as of the close of business on March 20, 2000, and only shareholders of record on that date will be entitled to notice of and to vote at the meeting, or any adjournment thereof. A complete list of shareholders will be available commencing April 28, 2000, and may be inspected during normal business hours prior to the meeting at the offices of the Company, 16825 Northchase Drive, Suite 400, Houston, Texas, and such list will be available at the place of the meeting on the day of the meeting.

         PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD RIGHT AWAY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. A STAMPED ENVELOPE IS ENCLOSED FOR THAT PURPOSE. YOUR PROMPT RETURN OF THE PROXY CARD WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

                                       By Order of the Board of Directors,



                                       JOHN R. ALDEN
                                       Secretary
April 7, 2000

                              SWIFT ENERGY COMPANY
                        16825 NORTHCHASE DRIVE, SUITE 400
                              HOUSTON, TEXAS 77060
                                 (281) 874-2700

                                 PROXY STATEMENT

         This proxy statement is mailed to shareholders commencing on or about April 7, 2000, in connection with the solicitation by the board of directors of SWIFT ENERGY COMPANY (the "Company") of proxies to be voted at the annual meeting of shareholders to be held at Hotel Sofitel, 425 North Sam Houston Parkway East, Houston, Texas, on May 9, 2000 at 4:00 p.m. Houston time, and any adjournment thereof, for the purposes set forth in the accompanying notice. Management does not expect that any matters other than those referred to in such notice will be presented for action at the meeting.

         The Annual Report to Shareholders covering the fiscal year ended December 31, 1999 will be mailed to each shareholder entitled to vote at the annual meeting on or before the date of mailing this proxy statement.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, a number of regular employees of the Company may, if necessary to ensure the presence of a quorum, solicit proxies in person or by telephone. The Company does not contemplate retaining a proxy solicitor at this time.

                                QUORUM AND VOTING

         The record date for the determination of shareholders entitled to notice of and to vote at the annual meeting was the close of business on March 20, 2000. On the record date, there were 20,859,456 shares of common stock of the Company, par value $.01 per share, issued and outstanding and entitled to vote.

         Each share of common stock entitles the holder to one vote on each matter presented at the meeting. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted for the election of all nominees named therein to the board of directors for the terms indicated and otherwise at the discretion of the persons designated as proxies. A shareholder may revoke his proxy at any time prior to the voting thereof by attending and voting at the meeting or by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date.

         The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares entitled to be voted at the meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the annual meeting, a majority of the votes represented at the meeting may adjourn the annual meeting from time to time without notice other than an announcement until a quorum is present or represented.

         An automated system administered by the Company's transfer agent tabulates the votes. Abstentions are included in the determination of the number of shares present and voting and are counted as abstentions in tabulating the votes cast on nominations or proposals presented to shareholders. Broker nonvotes are not included in the determination of the number of shares present and voting or as a vote with respect to such nominations or proposals.

                              ELECTION OF DIRECTORS

         At the annual meeting, two Class I directors are to be elected for terms to expire at the 2003 Annual Meeting. There are three classes of directors and each year the directors in one of such classes are nominated to serve three year terms, or until their successors have been duly elected and qualified. In order to be elected, each nominee for director must receive at least the number of votes equal to a majority of the shares having voting power present in person or represented by proxy at the meeting.

         The persons named in the accompanying proxy have been designated by the board of directors, and unless authority is withheld by a shareholder on the accompanying proxy, they intend to vote for the election of all of the nominees named below to the board of directors. Raymond O. Loen, whose term as a Class I director of the Company will expire at the 2000 Annual Meeting is not seeking reelection as he has decided to retire as a director. Clyde W. Smith, Jr., a current member of the board of directors, and Terry E. Swift, the Company's President, have each been nominated as Class I members of the board of directors. If any nominee should become unavailable or unable to serve as a director, the proxy may be voted for a substitute selected by persons named as proxies or the board may be reduced accordingly; however, the board of directors is not aware of any circumstances likely to render any nominee unavailable. Any director elected by the board of directors to fill a vacancy will be elected for the unexpired term of such director's predecessor in office.

                                     CLASS I

                               Clyde W. Smith, Jr.
                                 Terry E. Swift


         Set forth below, for information purposes only, are the names and remaining terms of the other five directors:


                                    CLASS II

                                  A. Earl Swift
                               Henry C. Montgomery
                                Harold J. Withrow

                    (Terms to expire at 2001 Annual Meeting)

                                    CLASS III

                                 Virgil N. Swift
                                 G. Robert Evans

                    (Terms to expire at 2002 Annual Meeting)
NOMINEES

         Set forth below is certain information, as of the date hereof, concerning the nominees for election to the board of directors of the Company.

         CLASS I DIRECTORS

         Clyde W. Smith, Jr., 51, has served as a director of the Company since 1984. Since August 1997, Mr. Smith has served as President of Millennium Technology Service, a White City, Oregon based contract electronics manufacturer. He served as President of Somerset Properties, Inc., a real estate investment company, from 1985 to 1994 and as President of H&R Precision, Inc., a general contractor, from 1994 to 1997. Mr. Smith is a certified public accountant. On May 5, 1997, Mr. Smith filed a petition under Chapter 7 of the U.S. Bankruptcy Code.

         Terry E. Swift, 44, was appointed President of the Company in November 1997. He served as Executive Vice President from 1991 to 1997 and was Chief Operating Officer from 1991 to January 2000. He served as Senior Vice President--Exploration and Joint Ventures from 1990 to 1991 and as Vice President--Exploration and Joint Ventures from 1988 to 1990. Mr. Swift has a degree in Chemical Engineering and a Master's Degree in Business Administration. He is the son of A. Earl Swift and the nephew of Virgil N. Swift.

         Set forth below, for information purposes only, is information regarding the Class II and Class III directors whose terms will expire at the annual meetings in 2001 and 2002, respectively:

         CLASS II DIRECTORS

         A. Earl Swift, 66, is Chief Executive Officer and Chairman of the Board of Directors of the Company and has served in such capacity since its founding in 1979. He previously served as President from 1979 to November 1997, at which time Terry E. Swift was appointed President. For the 17 years prior to 1979, he was employed by affiliates of American Natural Resources Company. Mr. Swift is a registered professional engineer and holds a degree in Petroleum Engineering, a Juris Doctor degree and a Master's degree in Business Administration. He is the brother of Virgil N. Swift and the father of Terry E. Swift. The Company has announced Mr. Swift's intent to retire as its chief executive officer in the fourth quarter of 2000. Mr. Swift plans, however, to remain as chairman of the board. The board of directors has commenced its search for Mr. Swift's replacement as chief executive officer.

         Henry C. Montgomery, 64, has served as a director of the Company since 1987. Since 1980, Mr. Montgomery has been and continues to serve as the Chairman of the Board of Montgomery Financial Services Corporation, a management consulting and financial services firm. Mr. Montgomery specializes in services for companies in transition or that are financially troubled. The following describes some of those engagements. Since January 2000 Mr. Montgomery has served as Executive Vice President, Finance and Administration, and Chief Financial Officer of Indus International, Inc., a public company engaged in enterprise asset management systems. For eight months in 1999 he served as Executive Vice President of Finance and Administration of Spectrian Corporation, a public company engaged in making cellular base station power amplifiers and power transistors. Mr. Montgomery served as Executive Vice President of SyQuest Technology, Inc., a public company engaged in the development, manufacture and sale of computer hard drives from November 1996 through July 1997. On November 17, 1998, SyQuest filed a petition under Chapter 11 of the U.S. Bankruptcy Code. Mr. Montgomery served as President and Chief Executive Officer of New Media Corporation, a privately held company engaged in developing, manufacturing and selling PCMCIA cards for the computer industry, from March 1995 until mid-November 1996. On October 14, 1998, New Media Corporation filed a petition under Chapter 11 of the U.S. Bankruptcy Code.

         Harold J. Withrow, 72, has been a director of the Company since 1988. Mr. Withrow worked as an independent oil and gas consultant from 1988 until he retired at the end of 1995. From 1975 until 1988, Mr. Withrow served as Senior Vice President-Gas Supply for Michigan Wisconsin Pipe Line Company and its successor, ANR Pipeline Company.

         CLASS III DIRECTORS

         Virgil N. Swift, 71, has been a director of the Company since 1981, and has acted as Vice Chairman of the Board and Executive Vice President--Business Development since November 1991. He previously served as Executive Vice President and Chief Operating Officer from 1982 to late 1991. Mr. Swift joined the Company in 1981 as Vice President-Drilling and Production. For the preceding 28 years he held various production, drilling and engineering positions with Gulf Oil Corporation and its subsidiaries, last serving as General Manager--Drilling for Gulf Canada Resources, Inc. Mr. Swift is a registered professional engineer and holds a degree in Petroleum Engineering. He is the brother of A. Earl Swift and the uncle of Terry E. Swift.

         G. Robert Evans, 68, has been a director of the Company since 1994. Effective January 1, 1998, Mr. Evans retired as Chairman of Material Sciences Corporation, having held that position since 1991. Material Sciences Corporation develops and commercializes continuously processed, coated materials technologies. He remains a director of Material Sciences Corporation. He is also currently serving as a director of Consolidated Freightways Corporation.

COMPENSATION TO DIRECTORS

         Board members are reimbursed for travel expenses they incur in attending board of directors meetings. Employees of the Company are not compensated for serving as directors. During 1999, nonemployee members of the board of directors received, and during 2000, they will receive an aggregate amount of $12,250 for attendance at board meetings, an annual fee of $5,000 for serving on committees of the board, and an annual fee of $5,000 for services as a director. Aggregate compensation paid to the five nonemployee directors during 1999 for their services as directors totaled $111,250.

         Under the Company's 1990 Nonqualified Stock Option Plan (Amended and Restated as of May 13, 1997) (the "1990 Nonqualified Plan"), each nonemployee director is granted options to purchase 10,000 shares of the Company's common stock on the date he first becomes a nonemployee director. Additionally, on the day after each annual meeting of the shareholders, each individual who is a nonemployee director on that date is granted options to purchase 5,000 shares of the Company's common stock. The 1990 Nonqualified Plan permits each nonemployee director to hold a maximum of 60,000 options to purchase shares of common stock, which maximum increased to 66,000 due to a 10% stock dividend declared October 1, 1997. Also as a result of the stock dividend, the number of shares underlying all options held by each of the nonemployee directors increased by 10% with a commensurate 10% decrease in the option exercise price.

         One nonemployee director exercised options during the year ended December 31, 1999, acquiring an aggregate of 8,470 shares of the Company's common stock.

         The following table presents information as of December 31, 1999, regarding the total number of unexercised options held by the nonemployee directors under the 1990 Nonqualified Plan. Each of the five nonemployee directors received his annual grant of options for 5,000 shares in May 1999, at an exercise price of $12.50. Due to the retirement of Mr. Loen, following the May 2000 annual shareholders meeting, there will be four nonemployee directors. Each of the four nonemployee directors will receive options to purchase 5,000 additional shares under the 1990 Nonqualified Plan on the day following the 2000 annual shareholders meeting.

                          NONEMPLOYEE DIRECTOR OPTIONS

                                DECEMBER 31, 1999
                                -----------------

                                              SHARES OF COMMON STOCK
                                     UNDERLYING UNEXERCISED OPTIONS GRANTED
  NAME                                  UNDER 1990 NONQUALIFIED PLAN
  ----                               --------------------------------------

G. Robert Evans                                     43,100

Raymond O. Loen                                     60,700

Henry C. Montgomery                                 35,752

Clyde W. Smith, Jr.                                 49,810

Harold J. Withrow                                   55,860


         For the number of options exercisable within 60 days of March 1, 2000 by each of the nonemployee directors, see footnote (1) to the table set forth under "Principal Shareholders" below.

MEETINGS OF THE BOARD OF DIRECTORS

         During 1999, the board of directors met on eleven occasions. In addition, management confers frequently with its directors on an informal basis to discuss Company affairs. During 1999, each director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors and
(ii) the total number of meetings of all committees of the board on which he served.

COMMITTEES OF THE BOARD

          The board of directors of the Company has established the following standing committees: Audit, Nominating and Corporate Governance, Compensation, Conflicts of Interest, Executive and Special Transactions Committees. Descriptions of the functions of the Audit, Nominating and Corporate Governance and Compensation Committees are set forth below.

         AUDIT COMMITTEE. The New York Stock Exchange (the "NYSE") has established standards, which have been accepted by the Securities and Exchange Commission, with respect to independence and financial experience of the members of audit committees. The NYSE standards require that all of the members of audit committees be independent and that they all be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. Additionally, at least one member of the committee must have past employment experience in finance or accounting or other comparable experience or background such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The members of the Swift Audit Committee satisfy the NYSE criteria for both independence and experience. The Audit Committee recommends to the board of directors the engagement of, and reviews the services performed by, the Company's independent auditors. The Audit Committee also reviews the annual audited financial statements as well as the interim quarterly financial statement of the Company. Messrs. Loen, Montgomery and Smith are members of the Audit Committee, which held four meetings in 1999. In May 2000, after Mr. Loen's retirement from the board of directors, Mr. Evans will replace Mr. Loen on the Audit Committee

         NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Nominating and Corporate Governance Committee reviews the performance of directors and recommends persons to be management's nominees for directorships. The Nominating and Corporate Governance Committee may consider nominees recommended by shareholders, upon written request by a shareholder addressed to any member of the committee. See

"Shareholder Proposals" herein. This committee also reviews corporate governance duties and procedures and, where necessary, recommends changes to the board. Messrs. A. E. Swift, Loen, Evans and Smith are members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held one meeting in 1999. In May 2000, Mr. Withrow will replace Mr. Loen on the Nominating and Corporate Governance Committee.

         COMPENSATION COMMITTEE. The Compensation Committee at all times is comprised of at least three nonemployee directors who are "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). The Compensation Committee has sole authority to administer the Company's stock option plans and stock purchase plan, although it has no discretion as to awards of stock options under the 1990 Nonqualified Plan. The Compensation Committee also reviews and makes recommendations regarding the compensation levels of the Company's executive officers. Messrs. Loen, Montgomery and Withrow are members of the Compensation Committee, which held six meetings in 1999. In May 2000, Mr. Smith will replace Mr. Loen on the Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC"), the New York Stock Exchange and the Pacific Stock Exchange initial reports of ownership and reports of changes in ownership of common stock of the Company. Officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of Forms 3 and 4 furnished to the Company during the fiscal year beginning January 1, 1999, and ending December 31, 1999, and Forms 5 furnished to the Company with respect to such fiscal year, the Company's officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information concerning the shareholdings, as of March 1, 2000 (unless otherwise indicated), of the seven current members of the board of directors, each of the Company's five most highly compensated executive officers (which includes one director nominee), all executive officers and directors as a group, and each person who beneficially owned more than five percent of the Company's outstanding common stock.


                                                                                         SHARES OF COMMON STOCK
                                                                                         BENEFICIALLY OWNED AT
                                                                                            MARCH 1, 2000(1)
                                                                                     -----------------------------

                                                                                                       PERCENT OF
                                                                                                          CLASS
NAME OF PERSON OR GROUP                             POSITION                         NUMBER            OUTSTANDING
-----------------------                             --------                         ------            -----------

A. Earl Swift.................     Chairman of the Board, Chief Executive
                                   Officer                                          363,780(2)            1.7%

Virgil N. Swift...............     Vice Chairman of the Board, Executive
                                   Vice President--Business Development             366,732(2)(3)         1.8%

G. Robert Evans...............     Director                                          29,000                (4)

Raymond O. Loen...............     Director                                         159,281(5)             (4)

Henry C. Montgomery...........     Director                                          48,866                (4)

Clyde W. Smith, Jr............     Director                                          26,210                (4)

Harold J. Withrow.............     Director                                          38,606                (4)

Terry E. Swift................     President, Director Nominee                      176,137(2)             (4)

John R. Alden.................     Senior Vice President--Finance, Chief            137,237(2)(6)          (4)
                                   Financial Officer, Secretary

James M. Kitterman............     Senior Vice President--Operations                127,692(2)             (4)

All executive officers and directors as a group (13 persons)..................    1,703,209               7.9%

FMR Corp .....................................................................    2,403,997(7)           11.1%
  Fidelity Low-Priced Stock Fund
  Fidelity Management and Research Company
  Edward C. Johnson 3d
  Abigail P. Johnson
    82 Devonshire Street
    Boston, Massachusetts  02109

Franklin Resources, Inc.......................................................    1,994,367(8)            8.4%
Franklin Advisers, Inc.
Charles B. Johnson
Rupert H. Johnson, Jr.
  777 Mariners Island Blvd.
  San Mateo, California  94404

Neuberger Berman Inc..........................................................    1,337,964(9)            6.2%
Neuberger Berman, LLC
Neuberger Berman Management Inc.
  605 Third Avenue
  New York, NY  10158-3698

Boston Partners Asset Management, L.P.........................................    1,329,300(10)           6.1%
Boston Partners, Inc.
Desmond John Heathwood
 28 State Street, 20th floor
 Boston, MA 02109

---------------------------

(1) Unless otherwise indicated in the footnotes below, the number of shares of common stock held and percent outstanding are as of March 1, 2000. Unless otherwise indicated below, the persons named have sole voting and investment power over the number of shares of the Company's common stock shown as being owned by them. The table includes the following shares that were acquirable within 60 days following March 1, 2000 by exercise of options granted under the Company's stock option plans: Mr.
         A. E. Swift - 95,748; Mr. V. N. Swift - 71,054; Mr. Evans - 20,600; Mr.
         Loen - 37,100; Mr. Montgomery - 15,067; Mr. Smith - 26,210; Mr. Withrow
         - 32,260; Mr. T. E. Swift - 139,760; Mr. Alden - 101,210; Mr. Kitterman
         - 93,445; and all executive officers and directors as a group -
         800,276.

(2) Includes approximately 342 shares held by individual's (each of the five named executive officers) ESOP account over which individual possesses voting, but not investment, control.

(3) Includes 121 shares held jointly by Mr. Virgil N. Swift and his wife and 119,400 shares held of record by a Texas family limited partnership in which Mr. Virgil Swift and his wife holds a 97% interest. Mr. Swift and his wife are both general partners of the family limited partnership and as such they share voting and dispositive power as to the 119,400 shares held by the partnership. Consequently, Mr. Swift is deemed to beneficially own the 119,400 shares held by the partnership. Mr. Swift expressly disclaims beneficial ownership as to 3%, or 3,582, of the shares held by the partnership.

(4)      Less than one percent.

(5) Includes 77,000 shares held by Mr. Loen's wife (who holds sole voting and investment power as to those shares), 3,847 shares held in her IRA, and 2,809 shares held in Mr. Loen's IRA.

(6) Includes 220 shares in an IRA held by Mr. Alden's wife (who holds sole voting and investment power as to those shares).

(7) Based on a Schedule 13G dated February 14, 2000 filed with the SEC to reflect shares held at December 31, 1999, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,018,797 shares or 9.31% of the common stock outstanding of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to 2,018,100 shares or 9.307% of the common stock outstanding. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the investment funds (the "Fidelity Funds") each has sole power to dispose of the 2,018,797 shares owned by the Fidelity Funds.

         Neither FMR Corp. nor Edward C. Johnson 3d,Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.

         Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 385,200 shares of 1.776% of the common stock outstanding of the Company as a result of its serving as investment manager of institutional account(s). Edward
         C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 385,200 shares and sole power to vote or to direct the voting of 385,200 shares of common stock owned by institutional account(s) as reported above.

         Strategic Advisers, Inc., 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, provides investment advisory services to individuals. It does not have sole power to vote or direct the voting of shares of certain securities held for clients and does have sole dispositive power over such securities. As such, FMR Corp.'s beneficial ownership may include shares beneficially owned through Strategic Advisers, Inc.

         James C. Curvey, President of FMR Corp., has sole voting and dispositive power over 175 shares or 0.0008% of the Company common stock.

         Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Of these, 12% are owned by Mr. Johnson 3d and 24.5% are owned by Abigail Johnson. The Johnson family group and all other Class B shareholders have entered into a shareholders voting agreement under which all Class B shares will be voted in accordance with the majority vote of the Class B shares. Accordingly, through their ownership of voting common stock of FMR Corp. and the execution of the shareholders voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to control a controlling group with respect to FMR Corp.

(8) Based on a Schedule 13G dated January 31, 2000 filed with the SEC to reflect shares beneficially held at December 31, 1999. The Company's common stock is beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the "Adviser Subsidiaries") of Franklin Resources, Inc. ("FRI"). Such advisory contracts grant to such Adviser Subsidiaries all investment and/or voting power over the securities owned by such advisory clients. Therefore, such Adviser Subsidiaries may be deemed to be, for such purposes of Rule 13d-3 under the Securities Exchange Act of 1934, the beneficial owner of the securities covered by this statement.

         Beneficial ownership by investment advisory subsidiaries and other affiliates of FRI is being reported in conformity with the guidelines articulated by the SEC staff in Release No. 34-39538 (January 12, 1998) relating to organizations, such as FRI, where related entities exercise voting and investment powers over the securities being reported independently from each other. The voting and investment powers held by Franklin Mutual Advisers, LLC ("FMA"), formerly Franklin Mutual Advisers, Inc., an indirect wholly owned investment advisory subsidiary of FRI, are exercised independently from FRI and from all other investment advisor subsidiaries of FRI (FRI, its affiliates and investment advisor subsidiaries other than FMA are collectively referred to herein as "FRI affiliates"). Furthermore, FMA and FRI internal policies and procedures establish informational barriers that prevent the flow between FMA and the FRI affiliates of information that relates to the voting and investment powers over the securities owned by their respective advisory clients. Consequently, FMA and the FRI affiliates are each reporting the securities over which they hold investment and voting power separately from each other.

         Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding Common Stock of FRI and are the principal shareholders of FRI. FRI and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the 1934 Act, the beneficial owner of securities held by persons and entities advised by FRI subsidiaries. FRI, the Principal Shareholders and each of the Advisers Subsidiaries disclaim any economic interest or beneficial ownership in any of the securities covered by this statement.

         FRI, the Principal Shareholders, and each of the Adviser Subsidiaries are of the view that they are not acting as a "group" for purposes of
         Section 13(d) under the 1934 Act and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities held by any of them or by any persons or entities advised by FRI subsidiaries.

(9) Based on a Schedule 13G dated January 28, 2000 filed with the SEC to reflect shares held at December 31, 1999, Neuberger Berman, LLC ("Neuberger") and Neuberger Berman Management Inc. ("Management") serve as sub-advisers and investment managers of various mutual funds and are thus deemed beneficial owners of 1,337,964 shares of the Company's common stock, which shares they hold for their clients. Of the shares beneficially owned, both Neuberger and Management share dispositive power as to all 1,337,964 shares and share voting power as to 808,290 shares of the Company's common stock. As the parent holding company of Neuberger and Management, Neuberger Berman Inc. is also deemed beneficial owner of these shares.

(10) Based on a Schedule 13G dated February 1, 2000 filed with the SEC to reflect shares held at December 31, 1999, Boston Partners Asset Management, L.P. ("BPAM"), an investment adviser registered under
         Section 203
         of the Investment Advisers Act of 1940, owns of record 1,329,300 shares of the Company's common stock. Boston Partners, Inc., as sole general partner of BPAM, and Mr. Desmond John Heathwood, as principal stockholder of Boston Partners, may be deemed to beneficially own all 1,329,300 shares. As to all 1,329,300 shares, BPAM, Boston Partners and Mr. Heathwood all share power to dispose of or direct the disposition of and power to vote or direct the voting of the shares. BPAM holds all of the referenced 1,329,300 shares under management for its clients, who have the right to direct the receipt of dividends, to receive dividends from such shares and to receive the proceeds from the sale of such shares. None of these clients holds more than five percent of the Company's stock.


                               EXECUTIVE OFFICERS

         The executive officers of the Company are appointed annually by the board of directors. Information regarding A. Earl Swift, Chief Executive Officer and Chairman of the Board, Terry E. Swift, President and Virgil N. Swift, Executive Vice President--Business Development and Vice Chairman of the Board, is set forth above under "Election of Directors--Nominees." Set forth below is certain information, as of the date hereof, concerning the other executive officers of the Company.

         John R. Alden, 54, was appointed Senior Vice President--Finance and Chief Financial Officer in 1990. He is also Secretary of the Company. He joined the Company in 1981 and prior to 1990 he served the Company as its secretary and its principal financial officer under a variety of titles. Mr. Alden holds a degree in Accounting and a Master's degree in Business Administration.

         Bruce H. Vincent, 52, joined the Company as Senior Vice
President--Funds Management in 1990. Mr. Vincent holds a degree in Business Administration and a Master's degree in Finance.

         James M. Kitterman, 55, was appointed Senior Vice President--Operations in May 1993. He had previously served as Vice President--Operations since joining the Company in 1983. Mr. Kitterman holds a degree in Petroleum Engineering and a Master's degree in Business Administration.

         Joseph A. D'Amico, 51, serves the Company as Senior Vice President and was appointed Chief Operating Officer of the Company in January 2000. He was Senior Vice President of Exploration and Development of the Company from February 1998 to January 2000. He served as the Company's Vice President of Exploration and Development from 1993 to 1998, Director of Exploration and Development from 1992 to 1993 and Funds Manager from 1988 to 1992. Mr. D'Amico holds Bachelor of Science and Master of Science degrees in Petroleum Engineering and a Master's degree in Business Administration.

         Alton D. Heckaman, Jr., 43, was appointed Vice President and Controller in May 1993. He had previously served as Assistant Vice President--Finance and Controller since 1986. Mr. Heckaman joined the Company in 1982. He is a Certified Public Accountant and holds a degree in Accounting.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (determined as of the end of 1999) for the fiscal years ended December 31, 1997, 1998 and 1999.


                                                  SUMMARY COMPENSATION TABLE

                                                                         LONG TERM                   ALL OTHER
                                         ANNUAL COMPENSATION           COMPENSATION            ANNUAL COMPENSATION ($)
                                  ---------------------------------   ---------------     --------------------------------

                                                     BONUS(1)
                                               --------------------

                                                                       COMMON STOCK
NAME AND                                                                UNDERLYING              LIFE
PRINCIPAL POSITION        YEAR    SALARY ($)   CASH ($)   STOCK ($)   OPTIONS/SARs(#)     INSURANCE ($)(2)   401(k) ($)(3)
-----------------------   ----    ----------   --------   ---------   ---------------     ----------------   -------------

A. EARL SWIFT             1999     $627,278    $250,250   $      0             0               $ 3,804           $8,000
Chief Executive Officer   1998      447,500     125,981     31,519        96,300                80,073            8,000
                          1997      410,583     179,961     45,039        25,000                52,093            7,928

TERRY E. SWIFT            1999     $307,500    $ 55,349   $ 13,839             0               $ 5,709           $8,000
President                 1998      306,875      43,158     10,763        81,400                12,282            8,000
                          1997      237,383      56,928     14,214        30,000                13,905            7,928

JOHN R. ALDEN             1999     $216,000    $ 34,262   $  8,578             0               $ 7,447           $8,000
Chief Financial           1998      214,600      29,723      7,431        59,800                17,635            8,000
Officer, Senior Vice      1997      195,650      56,928      9,419        20,000                15,406            7,928
President--Finance

VIRGIL N. SWIFT           1999     $208,980    $ 34,846   $  8,693             0               $23,798           $8,000
Executive Vice            1998      207,765      28,772      7,175        51,800                47,798            8,000
President--Business       1997      252,455      36,853      9,248        20,000                49,696            7,928
Development

JAMES M. KITTERMAN        1999     $204,000    $ 34,036   $  8,464             0               $ 8,011           $8,000
Sr. Vice President        1998      202,625      26,962      6,765        44,900                17,692            8,000
Operations                1997      184,375      33,113      8,220        20,000                15,513            7,928


----------

(1) Bonus amounts reported for 1999, 1998 and 1997 include bonuses earned during those years, but actually paid in the following year.

(2) Represents insurance premiums paid by the Company during the covered fiscal year with respect to life insurance for the benefit of the named executive officer.

(3) Contributions by the Company to the Swift Energy Company Employee Savings Plan (one-half in cash and one-half in Company common stock for 1997 and 1999 and 100% in Company common stock for 1998) for the account of the named executive officer.

EMPLOYMENT CONTRACTS

         Effective June 1, 1994, Virgil Swift commenced a five year employment agreement which provided for an immediate 40% reduction in salary, coupled with an immediate 25% reduction in working hours, decreasing to a 50% work schedule at the commencement of the third year of the agreement and continuing for the remaining term thereof. The agreement was amended in December 1995 to reflect the fact that Mr. Swift has actually worked more hours than originally contemplated, with a commensurate increase in his salary. The contract also provides for payments of $55,550 for four years, all of which have been paid, in consideration of Mr. Swift's agreement not to compete with the Company for a period of seven years. If Mr. Swift's employment is terminated by the Company upon a change in control (as defined under "Change of

Control Arrangements" below), he is no longer required to comply with the non-competition provisions and he is entitled to receive his remaining salary in one lump sum, discounted to present value at 8% per annum. The term of the agreement was extended in February 1999 to continue through May 31, 2002.

         Effective November 1, 1995, the Company entered into employment agreements with its other five most senior executive officers, A. Earl Swift, Chief Executive Officer, Terry E. Swift, President (then Executive Vice President), and three Senior Vice Presidents, John R. Alden, James M. Kitterman and Bruce H. Vincent. The Company named a fourth Senior Vice President in 1998, Joseph A. D'Amico, and entered into an employment agreement with him effective February 1, 1998. All of the agreements (other than that for A. Earl Swift) provide for an initial three-year term, which is automatically extended for one year on each anniversary thereof. These agreements provide for payment of six months' salary (plus, for A. Earl Swift, two weeks' salary for every year of service to the Company) and six months' continuation of medical benefits upon termination of employment other than for "cause." The agreements can be terminated by the Company (other than for "cause") only by a majority of the directors then in office who have been or will have been directors for the two-year period ending on the date notice of the meeting or written consent to take such action is first provided to shareholders, or those directors who have been nominated for election or elected to succeed such directors by a majority of such directors. Upon employment termination in connection with or following a change of control (as defined under "Change of Control Arrangements" below), the executives are entitled to receive 18 months' salary plus two weeks' salary for every year of service to the Company, and continuation of certain insurance coverages for certain periods. Following termination of employment all outstanding vested and non-vested stock options held by the executives will be converted into nonqualified five year options for the same number of shares at the same exercise prices, or the closing price (as of the date of termination of employment) of the Company's common stock on the New York Stock Exchange if it is lower.

         A. Earl Swift's 1995 employment agreement was amended in February 1999 to reflect Mr. Swift's continuation of a full work schedule beyond late 1998, and is similar to those for the other executives, with the following exceptions. As amended, the term is for up to 10 years depending on the length of time Mr. Swift works on a full-time basis. Under the amended terms of this agreement, Mr. Swift is to work on a full-time basis until November 2000 under the same compensation arrangements which were in place under the original contract. From November 1, 2000 through October 31, 2005, the agreement provides for compensation for up to 20 hours of work per week, 46 weeks per year on specific matters designated by the Board of Directors. During this five year period, Mr. Swift's compensation will be one-half his annual base compensation at October 31, 2000, with a 4% per annum inflation adjustment, plus any bonus provided by the Board of Directors. In the event of a change of control prior to November 1, 2000, Mr. Swift's compensation for the remaining term of the agreement would be at least as much as for the last preceding year, or, if a change of control occurs during the remaining five years of the agreement, at least the average of his total compensation during the first five years of the agreement. Mr. Swift's contract provides for a payment during each of the last five years of the agreement to him (or his estate) of $75,850, plus 17% of his total compensation during the last 12 months of full time employment under the agreement, in consideration of Mr. Swift's agreement not to compete with the Company for a period of up to ten years. In the event of a change of control, these amounts are payable in the same manner as provided in Virgil Swift's agreement described above, together with two weeks' salary for every year of service to the Company.

STOCK OPTION GRANTS

         During 1999, the Company did not grant any stock options to the named executive officers under the Company's 1990 Stock Compensation Plan.

OPTION VALUES

         The following table contains information concerning the number of shares acquired and value realized from the exercise of options during 1999 and the number of unexercised options held by the named executive officers at December 31, 1999.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                                       AND
                              FY-END OPTION VALUES

                                                    SHARES OF COMMON STOCK               VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS(1)
                                                   OPTIONS AT YEAR END 1999                 AT YEAR END 1999
                                                  ---------------------------          -------------------------

                   Shares Acquired      Value
Name                 On Exercise      Realized    Exercisable   Unexercisable          Exercisable Unexercisable
----               ---------------  ------------  -----------   -------------          ----------- -------------

A. Earl Swift          13,310          $31,200       94,088        108,840               $302,474     $171,225

Virgil N. Swift         8,030          $19,325       69,735         42,160               $222,083     $ 89,425

Terry E. Swift         10,527          $24,246      127,253         77,520               $400,182     $150,363

John R. Alden          12,335          $28,410       99,890         53,560               $319,354     $111,338

James M. Kitterman     15,125          $34,836       92,126         38,400               $285,733     $ 78,275

----------

(1) Options are "in-the-money" if the market price of a share of common stock exceeds the exercise price of the option. The value of unexercised in-the-money options equals the market price of shares at December 31, 1999 ($11.50 per share) less the exercise price.

CHANGE OF CONTROL ARRANGEMENTS

         Under the 1990 Stock Compensation Plan and the 1990 Nonqualified Plan (collectively, the "Plans"), the occurrence of a change of control of the Company will (unless the board of directors provides otherwise prior to the change of control) cause all outstanding stock options to become fully exercisable, other than options that have been outstanding less than one year. A "change of control" is defined in the Plans to mean any of the following events:
(i) any person or group becomes the beneficial owner of shares having 40% or more of the votes that may be cast for the election of directors; (ii) as a result of any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, persons who were directors of the Company immediately prior to such event cease to constitute a majority of the board of directors; (iii) the shareholders of the Company approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or (iv) a tender offer or exchange offer is made for shares of the Company's common stock (other than by the Company) and shares are acquired thereunder.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1999, the Compensation Committee of the Company consisted of Messrs. Loen, Montgomery and Withrow, who are all independent directors. To the Company's knowledge, there are no inter-relationships involving members of the Compensation Committee or other directors of the Company requiring disclosure in this section of the Proxy Statement.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

         The board of directors first established its Compensation Committee in 1982. The Compensation Committee has always been composed solely of nonemployee directors, and has set executive compensation since that time. Since 1987 when the Compensation Committee undertook an evaluation of the Company's policies, compensation has been based upon Company performance.

         Philosophically, the Compensation Committee and the Company's Chief Executive Officer believed it to be beneficial to the Company in its early years to keep executive compensation in the low to middle ranges in comparison to levels paid by comparable entities, particularly in comparison to many companies in the oil and gas industry in which compensation levels grew rapidly during the late 1970s and early 1980s. Since 1987, the bonus compensation of the Company's Chief Executive Officer has been based almost solely upon the Company's performance, as described below.

         Since late 1989, the bonus formula for the Chief Executive Officer has been based upon earnings per share and growth in oil and gas reserves, as described in detail below. In 1995, the Compensation Committee modified its criteria to reflect the importance of cash flow to an oil and gas company and the Company's increased emphasis on exploration and drilling activities to achieve growth in probable reserves, in addition to acquisition of producing properties, given the Compensation Committee's belief that successful drilling activities are based upon a high level of drilling prospects. Accordingly, the bonus formula in the 1990 Stock Compensation Plan (the "1990 Plan") provides for bonuses based on year-to-year increases in both cash flow per share and probable reserves.

COMPENSATION CRITERIA AND PERFORMANCE MEASUREMENT

         The Company's executive compensation consists of three components: base salary, annual incentive bonuses, and long term stock-based incentives.

         BASE SALARY for a particular year is based upon (i) the executive's scope of responsibility, (ii) an evaluation of each executive's individual performance during the year, (iii) an attempt to keep executive salaries within the range paid by comparably sized oil and gas exploration and production companies, based in part upon an annual survey provided by an outside consultant on a group of 37 independent oil and gas companies with market capitalizations between $20 million and $1.8 billion (the "Compensation Survey Group"), and (iv) an evaluation of the Company's performance during the preceding year, including the Company's earnings, reserve growth, cash flow and levels of general and administrative expenses. Individual performance evaluation is based upon each executive's review of his own performance throughout the year and upon a performance review by the Company's Chief Executive Officer, and in the case of the Chief Executive Officer, a review of his performance by the Compensation Committee.

         The Compensation Survey Group includes only one company in common with the Dow Jones Oil, Secondary Index (the "Index") used in the "Five Year Shareholder Return Comparison" set forth herein. The Compensation Survey Group is used by the Company for purposes of executive compensation comparison because it constitutes a broader group than the group of 17 companies included in the Index, and because the Compensation Survey Group is comprised of companies somewhat closer in size and line of business to the Company than the companies included in the Index. The Index was selected in accordance with SEC rules solely for shareholder return comparison purposes because it is a published industry index.

         ANNUAL INCENTIVE BONUSES for a particular year are awarded after the end of that year, based on both individual and Company performance during that year. Bonuses are awarded under the 1990 Plan in the form of Performance Bonus Awards, which may be either in cash or in shares of the Company's common stock as determined by the Compensation Committee. The amount of an executive officer's Performance Bonus Award for a particular year is determined under a formula that utilizes the following factors: (i) the increase in earnings per share during that year (a measure of short-term performance); (ii) the increase in the cash flow per share during that year (a measure of short-term performance); (iii) the increase in the volume of the Company's proved oil and gas reserves during that year (a measure of long-term performance); (iv) the increase in the probable oil and gas reserves during that year (a measure of long-term performance); and (v) the overall performance of that executive officer in contributing to the Company's achievement of its strategic objectives, as evaluated by the Compensation Committee. The 1990 Plan, prior to being amended in 1995, did not include the factors of increases in cash flow per share and increases in probable reserves though it did include earnings per share and reserve growth. Generally, three broad categories of performance factors (short-term factors, long-term factors and individual performance factors) are given equal weight, except that the Committee may make adjustments in the bonus formula or in the performance factors considered on a uniform basis among all the executive officers (other than the Chief Executive Officer, as to whom a different adjustment may be made).

         In determining Performance Bonus Awards for 1999 (determined and paid in 2000), the Committee considered the 4% increase in net proved reserves and the 25% increase in probable reserves as well as the increase in basic earnings per share from a loss of $2.93 in 1998 to positive earnings per share of $1.07 in 1999. The Compensation Committee also took into account individual performance ratings reflecting individual contribution and contribution to group effectiveness.

         Under the 1990 Plan, executive officers may receive Performance Bonus Awards of up to 35% of their base salaries, and the Chief Executive Officer may receive an award of up to 70% of his base salary. Awards for 1999 averaged 21% of executive officers' base salaries and 56% of the Chief Executive Officer's base salary. Historically, the Compensation Committee has elected to have a portion of the bonus consist of Company stock.

         The Performance Bonus Award to the Chief Executive Officer additionally differs from those awarded to the other executive officers in that the size of the Chief Executive Officer's Performance Bonus Award is more closely tied to Company performance, so that it has varied more widely from year to year than the awards to other executive officers.

         LONG-TERM STOCK-BASED INCENTIVES are provided through annual grants of incentive stock options to executives and others under the 1990 Plan. This component is intended to retain and motivate executives to improve long-term shareholder value. Stock options are granted at or above the prevailing market price. Grants have always vested in equal amounts over five years.

         The Compensation Committee determines a total number of options to be granted in any year based on the total number of outstanding unexercised executive options, so as to avoid excessive dilution of the shareholders' value in the Company through executive option exercises. Out of the number so determined, options are granted to executive officers in varying amounts, roughly related to their levels of executive responsibility. Outstanding historical performance by an executive officer may be recognized through a larger than normal option grant.

         In 1999, no stock options were granted to executives due to the options repricing that benefitted them at the end of 1998.

         The Company believes that its compensation policy described above provides an excellent link between the value created for shareholders and the compensation paid to executive officers.

COMPENSATION OF CHIEF EXECUTIVE OFFICER FOR 1999

         Base Salary. The Chief Executive Officer's base salary in 1999 was $627,278, which was $179,778 more than his base salary in 1998. The increase was due mainly to a one time payment to the Chief Executive Officer of $177,278 in accordance with company policy, as reimbursement for unused vacation time accumulated. The Compensation Committee's determination was based on the factors described above under "--Compensation Criteria and Performance Measurement--Base Salary."

         Bonus. As noted in the section on "Annual Incentive Bonuses" above, in determining the Chief Executive Officer's bonus, the Committee may give a different weight to the five bonus formula performance factors than the weight used in determining bonuses for other executive officers. In determining the Chief Executive Officer's bonus, the Committee has typically given more weight to factors based upon the Company's performance than to its evaluation of his general contribution, since the Committee does not observe and supervise such performance on a day-to-day basis. For 1999, the Committee increased the Chief Executive Officer's total bonus from $157,500 in 1998 ($125,981 in cash and $31,519 in stock) to $250,000 all in cash.

         Stock Options. In 1999, the Company did not grant the Chief Executive Officer any options to purchase shares of the Company's common stock. as explained above under "--Compensation Criteria and Performance Measurement --Long-Term Stock-Based Incentives."

         Section 162(m) of the Internal Revenue Code. The Compensation Committee does not propose to adopt any particular policy with respect to Section 162(m) of the Internal Revenue Code, which was adopted by Congress in 1993 and limits the deductibility of compensation paid to any individual in excess of $1 million per year. The Company has not paid and does not anticipate paying compensation at these levels, and even including the unrealized value of unexercised stock options granted in any given year, does not believe that these provisions will be relevant to the Company's executive compensation levels for the foreseeable future.

                                                  COMPENSATION COMMITTEE

                                                  Raymond O. Loen, Chairman
                                                  Henry C. Montgomery
                                                  Harold J. Withrow



FORWARD LOOKING STATEMENTS

         The statements contained in this Proxy Statement that are not historical are "forward-looking statements," as that term is defined in Section 21E of the Securities and Exchange Act of 1934, as amended, that involve a number of risks and uncertainties.

FIVE YEAR SHAREHOLDER RETURN COMPARISON

         The graph below compares the cumulative total return on the Company's common stock to that of (i) the Standard & Poor's 500 Stock Index and (ii) the Dow Jones Oil, Secondary Index.








                         1994   1995   1996   1997  1998   1999

Swift Energy Co          $100   $123   $306   $238  $ 83   $130
S & P 500                 100    138    169    226   290    351
D J OIL - SECONDARY       100    116    143    152   111    125

----------

         *"Cumulative total return" equals (i) the change in share price during the measurement period plus cumulative dividends (of which, in accordance with its dividend policy, the Company has paid none) for the measurement period (assuming dividend reinvestment), divided by (ii) the share price at the beginning of the measurement period.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In the ordinary course of its business, the Company acquires interests in exploratory and developmental oil and gas prospects and sells interests in such prospects to unaffiliated third parties. For the past several years, the Company has made available for sale to its executive officers and certain other employees a portion of the interests in certain prospects that would otherwise have been sold to third parties. Interests in a prospect are sold to the Company's employees on terms identical to those at which interests are sold to third party investors in that prospect. During 1999, leasehold and drilling costs associated with such investments in excess of $60,000 were incurred by Virgil N. Swift in the amount of $105,369.

                                    AUDITORS

         Arthur Andersen LLP, certified public accountants, has served as the independent auditors of the Company since its inception. While management anticipates that this relationship will continue to be maintained during 2000 and subsequent years, it is not proposed that any formal action be taken at the meeting with respect to the continued employment of Arthur Andersen LLP, inasmuch as no such action is legally required. A representative from Arthur Andersen LLP will be present at this year's meeting of shareholders. Such representative will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

         Pursuant to various rules promulgated by the SEC, a shareholder that seeks to include a proposal in the Company's proxy statement and form of proxy card for the annual meeting of the Shareholders of the Company to be held in 2001 must timely submit such proposal in accordance with SEC Rule 14a-8 to the Company, addressed to John R. Alden, Secretary, 16825 Northchase Drive, Houston, Texas 77060 no later than December 8, 2000. Further, a shareholder may not submit a matter for consideration at the 2000 annual meeting, regardless of whether presented for inclusion in the Company's proxy statement and form of proxy card, unless the shareholder shall have timely complied with the requirements in the Company's bylaws which set a notice deadline after which a shareholder will not be permitted to present a proposal at the Company's shareholder meetings. The bylaws state that in order for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. A notice given pursuant to this advance notice bylaw will not be timely with respect to the Company's 2001 meeting unless duly given by no later than March 10, 2001 and no earlier than February 8, 2001.

         With respect to business to be brought before the 2000 annual meeting, the Company has not received any notices from shareholders that the Company is required to include in this Proxy Statement.

                                     GENERAL

         The information contained in this Proxy Statement in the sections entitled "Election of Directors -- Report From the Compensation Committee Regarding Executive Compensation" and "Comparative Total Returns" shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

                                    By Order of the Board of Directors



                                    JOHN R. ALDEN
                                    Secretary

Houston, Texas
April 7, 2000

                              SWIFT ENERGY COMPANY

               THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 2000

     The undersigned hereby constitutes and appoints G. Robert Evans, Harold J. Withrow or A. Earl Swift, or any of them, with full power of substitution and revocation to each, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Shareholders (the "Meeting") of SWIFT ENERGY COMPANY (the "Company") to be held on May 9, 2000 at 4:00 p.m. Houston time, in the Hotel Sofitel, 425 North Sam Houston Parkway East, Houston, Texas, or any adjournments thereof, and to vote the shares of common stock of the Company standing in the name of the undersigned on the books of the Company (or which the undersigned may be entitled to vote) on the record date for the Meeting with all powers the undersigned would possess if personally present at the Meeting.



                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                      PLEASE DATE, SIGN AND MAIL BACK YOUR
                        PROXY CARD AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF SHAREHOLDERS
                              SWIFT ENERGY COMPANY

                                  MAY 9, 2000



              o PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED o

-------------------------------------------------------------------------------
A     [X] Please mark your
          votes as in this
          example.

To withhold authority to vote for any Individual nominee, strike his name from the listing below.

                      FOR  WITHHELD
PROPOSAL 1:           [ ]    [ ]     Nominees: Clyde W. Smith, Jr.               PROPOSAL 2: In their discretion, the Proxies are
FOR the election                               Terry E. Swift                    authorized to vote upon such other matters as may
of all nominees                                                                  properly come before the Meeting, hereby revoking
for directors listed                                                             any proxy or proxies heretofore given by the
for the terms specified in the Company's 2000 Annual Proxy                       undersigned.
Statement (except as marked to the contrary at right); or to
WITHHOLD AUTHORITY to vote for all nominees.                                       The Board of Directors recommends a vote for all
                                                                                 nominees named in Proposal 1. This proxy will be
                                                                                 voted in accordance with the specifications made
                                                                                 hereon. If NO specification is made, the shares
                                                                                 will be voted for all nominees.

                                                                                   The undersigned hereby acknowledges receipt of
                                                                                 the Notice of 2000 Annual Meeting of Shareholders
                                                                                 and Proxy Statement and the 1999 Annual Report to
                                                                                 Shareholders furnished herewith.

                                                                                 PLEASE SIGN AND RETURN IN THE ENCLOSED STAMPED,
                                                                                 PRE-ADDRESSED ENVELOPE.



SIGNATURE _____________________________________ DATE ___________ SIGNATURE _____________________________________ DATE ___________
Note: Signature should agree with name as it appears hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.